EXHIBIT 99-1

FEDERAL INSURANCE COMPANY
Endorsement No.:	7
Bond Number:	81899936
NAME OF ASSURED: JNL SERIES TRUST

DELETE AN ENDORSEMENT

It is agreed that this Bond is amended by deleting Endorsement Number(s) 4 in its entirety.

This Endorsement applies to loss discovered after 12:01 a.m. on November 28, 2012.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 28, 2012

ICAP Bond
Form 17-02-5647 (Ed. 11-03)

			FEDERAL INSURANCE COMPANY
			Endorsement No.	8
			Bond Number:	81899936

NAME OF ASSURED: JNL SERIES TRUST

REVISE ITEM 2. ENDORSEMENT

It is agreed that this Bond is amended by deleting ITEM 2. in its entirety on the DECLARATIONS and substituting the following:

ITEM 2. LIMITS OF LIABILITY-DEDUCTIBLE AMOUNTS:

If "Not Covered" is inserted below opposite any specified INSURING CLAUSE, such INSURING CLAUSE and any other reference to such INSURING CLAUSE in this Bond shall be deemed to be deleted. There shall be no deductible applicable to any loss under INSURING CLAUSE 1 sustained by any
Investment Company.

			SINGLE LOSS	DEDUCTIBLE
INSURING CLAUSE			LIMIT OF LIABILITY	AMOUNT
1	.	Employee	$8,500,000	$0
2	.	On Premises	$8,500,000	$25,000
3	.	In Transit	$8,500,000	$25,000
4	.	Forgery or Alteration	$8,500,000	$25,000
5	.	Extended Forgery	$8,500,000	$25,000
6	.	Counterfeit Money	$8,500,000	$25,000
7	.	Threats to Person	$8,500,000	$25,000
8	.	Computer System	$8,500,000	$25,000
9	.	Voice Initiated Funds Transfer Instruction	$8,500,000	$25,000
10	.	Uncollectible Items of Deposit	$8,500,000	$25,000
11	.	Audit Expense	$25,000	$0

This Endorsement applies to loss discovered after 12:01 a.m. on November 28, 2012.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 28, 2012

ICAP Bond
Form 17-02-1582 (Ed. 5-98)	Page 1

	ENDORSEMENT/RIDER
Effective date of
this endorsement/rider: November 28, 2012	FEDERAL INSURANCE COMPANY
	Endorsement No.:	9
	To be attached to and
	form a part of Bond Number:	81899936
Issued to: JNL SERIES TRUST

AUTOMATIC INCREASE IN LIMITS ENDORSEMENT

In consideration of the premium charged, it is agreed that GENERAL AGREEMENTS, Section C. Additional Offices Or Employees-Consolidation, Merger Or Purchase Or Acquisition Of Assets Or Liabilities-Notice To Company, is amended by adding the following subsection:

Automatic Increase in Limits for Investment Companies

If an increase in bonding limits is required pursuant to rule 17g-1 of the Investment Company Act of 1940 (“the Act”), due to:

(i) the creation of a new Investment Company, other than by consolidation or merger with, or purchase or acquisition of assets or liabilities of, another institution; or

(ii) an increase in asset size of current Investment Companies covered under this Bond,

then the minimum required increase in limits shall take place automatically without payment of additional premium for the remainder of the BOND PERIOD.

The title and any headings in this endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.

All other terms, conditions and limitations of this Bond shall remain unchanged.

14-02-14098 (04/2008)	Page 1